SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by Registrant:                        [X]
Filed by a Party other than the Registrant: [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement                 [ ] Confidential, for Use of the
[X] Definitive Proxy Statement                      Commission Only(as permitted
[ ] Definitive Additional Materials                 by Rule 14a-6(e)(2))
[ ] Soliciting Materials Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                   Valhi, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

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     1)   Title of each class of securities to which transaction applies:

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          pursuant  to  Exchange  Act Rule 0-11 (Set  forth  amount on which the filing fee is calculated and state how it was determined):

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[ ] Fee paid previously with preliminary materials.

[ ] Check  box  if any  part  of the fee  is offset  as  provided   by  Exchange
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    paid  previously.  Identify the previous  filing by  registration  statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

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     3)   Filing Party:

     4)   Date Filed:

                                 [LOGO OMITTED]


                                   VALHI, INC.
                              Three Lincoln Centre
                          5430 LBJ Freeway, Suite 1700
                            Dallas, Texas 75240-2697


                                 April 19, 2005


To our Stockholders:

     You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Valhi, Inc., which will be held on Thursday, May 26, 2005, at 10:00 a.m., local time, at Valhi's corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas. The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

     Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card or voting instruction form in the accompanying envelope as promptly as possible to ensure that your shares are represented and voted in accordance with your wishes. Your vote, whether given by proxy or in person at the meeting, will be held in confidence by the inspector of election as provided in Valhi's bylaws.

                                              Sincerely,


                                              /s/ Harold C. Simmons
                                              Harold C. Simmons
                                              Chairman of the Board

                                   VALHI, INC.
                              Three Lincoln Centre
                          5430 LBJ Freeway, Suite 1700
                            Dallas, Texas 75240-2697

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             To Be Held May 26, 2005



To the Stockholders of Valhi, Inc.:

     NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders (the "Meeting") of Valhi, Inc., a Delaware corporation ("Valhi"), will be held on Thursday, May 26, 2005, at 10:00 a.m., local time, at Valhi's corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas for the following purposes:

     (1) To elect seven directors to serve until the 2006 Annual Meeting of Stockholders; and

     (2) To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

     The close of business on March 28, 2005 has been set as the record date (the "Record Date") for the Meeting. Only holders of Valhi's common stock, par value $0.01 per share, at the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting. Valhi's stock transfer books will not be closed following the Record Date. A complete list of stockholders entitled to vote at the Meeting will be available for examination during normal business hours by any stockholder of Valhi, for purposes related to the Meeting, for a period of ten days prior to the Meeting at the place where Valhi will hold the Meeting.

     You are cordially invited to attend the Meeting. Whether or not you plan to attend the Meeting, please complete, date and sign the accompanying proxy card or voting instruction form and return it promptly in the enclosed envelope. If you choose, you may still vote in person at the Meeting even though you previously submitted your proxy.

                                         By Order of the Board of Directors,


                                         /s/ Andrew R. Louis
                                         A. Andrew R.Louis, Secretary

Dallas, Texas
April 19, 2005

                                   VALHI, INC.
                              Three Lincoln Centre
                          5430 LBJ Freeway, Suite 1700
                            Dallas, Texas 75240-2697

                         ------------------------------

                                 PROXY STATEMENT

                         ------------------------------

                               GENERAL INFORMATION

     This proxy statement and the accompanying proxy card or voting instruction form are being furnished in connection with the solicitation of proxies by and on behalf of the board of directors (the "Board of Directors") of Valhi, Inc., a Delaware corporation ("Valhi"), for use at the 2005 Annual Meeting of Stockholders of Valhi to be held on Thursday, May 26, 2005 and at any adjournment or postponement thereof (the "Meeting"). The accompanying Notice of Annual Meeting of Stockholders (the "Notice") sets forth the time, place and purposes of the Meeting. The Notice, this proxy statement, the accompanying proxy card or voting instruction form and Valhi's Annual Report to Stockholders, which includes Valhi's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, are first being mailed to the holders of Valhi's common stock, par value $0.01 per share ("Common Stock"), on or about April 19, 2005. Valhi's principal executive offices are located at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697.

                  QUORUM, VOTING RIGHTS AND PROXY SOLICITATION

     The record date set by the Board of Directors for the determination of stockholders entitled to notice of and to vote at the Meeting was the close of business on March 28, 2005 (the "Record Date"). Only holders of shares of Common Stock as of the close of business on the Record Date are entitled to vote at the Meeting. As of the Record Date, there were 119,535,878 shares of Common Stock issued and outstanding. Each share of Common Stock entitles its holder to one vote on all matters to be acted on at the Meeting. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the conduct of business at the Meeting. Under applicable rules of the New York Stock Exchange (the "NYSE") and Securities and Exchange Commission (the "SEC"), brokers or other nominees holding shares of record on behalf of a client who is the actual beneficial owner of such shares are authorized to vote on certain routine matters without receiving instructions from the beneficial owner of the shares. If a broker/nominee who is entitled to vote on a routine matter does not vote such shares, such shares are referred to herein as "broker/nominee non-votes." Shares of Common Stock that are voted to abstain from any business coming before the Meeting and broker/nominee non-votes will be counted as being in attendance at the Meeting for purposes of determining whether a quorum is present.

     If a quorum is present, a plurality of the affirmative votes of the outstanding shares of Common Stock represented and entitled to be voted at the Meeting is necessary to elect each director of Valhi. The accompanying proxy card or voting instruction form provides space for a stockholder to withhold authority to vote for any of the nominees to the Board of Directors. Neither shares as to which the authority to vote on the election of directors has been withheld nor broker/nominee non-votes will be counted as affirmative votes to elect director nominees to the Board of Directors. However, since director nominees need only receive the vote of a plurality of the shares represented and entitled to vote at the Meeting, a vote withheld from a particular nominee will not affect the election of such nominee.

     Except as applicable laws may otherwise provide, if a quorum is present, the approval of any other matter that may properly come before the Meeting will require the affirmative vote of a majority of the shares represented and entitled to vote at the Meeting. Shares of Common Stock that are voted to abstain from any other business coming before the Meeting and broker/nominee non-votes will not be counted as votes for or against any such other matter.

     Unless otherwise specified, the agents designated in the proxy card or voting instruction form will vote the shares represented by a proxy at the Meeting "FOR" the election of the director nominees to the Board of Directors, and to the extent allowed by applicable law, in the discretion of the agents on any other matter that may properly come before the Meeting.

     Computershare Investor Services, L.L.C. ("Computershare"), the transfer agent and registrar for the Common Stock as of the Record Date, has been appointed by the Board of Directors to receive proxies and ballots, ascertain the number of shares represented, tabulate the vote and serve as inspector of election for the Meeting. All proxy cards, ballots or voting instructions delivered to Computershare shall be kept confidential in accordance with Valhi's bylaws. Each holder of record of Common Stock executing and delivering the proxy card enclosed with this proxy statement may revoke it at any time prior to the voting at the Meeting by delivering to Computershare a written revocation of the proxy, a duly executed proxy card bearing a later date or by voting in person at the Meeting. Attendance by a stockholder at the Meeting will not in itself constitute the revocation of such stockholder's proxy.

     The Board of Directors is making this proxy solicitation. Valhi will pay all expenses related to the solicitation, including charges for preparing, printing, assembling and distributing all materials delivered to stockholders. In addition to the solicitation by mail, directors, officers and regular employees of Valhi may solicit proxies by telephone or in person for which such persons will receive no additional compensation. Valhi has retained Georgeson
Shareholder Communications, Inc. to aid in the distribution of this proxy statement and related materials at an estimated cost of $1,000. Upon request, Valhi will reimburse banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in distributing proxy materials and voting instructions to the beneficial owners of Common Stock that such entities hold of record.

                               CONTROLLED COMPANY

     Valhi Group, Inc. ("VGI"), National City Lines, Inc. ("National") and Contran Corporation ("Contran") directly held approximately 77.6%, 9.1% and 3.7%, respectively, of the outstanding shares of Common Stock as of the Record Date. As of the Record Date, Contran holds, directly and indirectly though VGI, National and the Contran Deferred Compensation Trust No. 2 (the "CDCT No. 2), 90.8% of the outstanding shares of Common Stock.

     VGI, National and Contran each have indicated their intention to have their shares of Common Stock represented at the Meeting and voted "FOR" the election of each of the director nominees to the Board of Directors. If VGI alone attends the Meeting in person or by proxy and votes as indicated, the Meeting will have a quorum present and the stockholders will elect all the nominees to the Board of Directors.

     Because of the Common Stock ownership by VGI, National and Contran, Valhi is considered a controlled company under the listing standards of the NYSE. Pursuant to the listing standards, a controlled company may choose not to have a majority of independent directors, independent compensation, nominating or corporate governance committees or charters for these committees. Valhi has chosen not to have a majority of independent directors or an independent nominating or corporate governance committee. The Board of Directors believes that the full Board of Directors best represents the interests of all of Valhi's stockholders and that it is appropriate for all matters that would be considered by a nominating or corporate governance committee to be considered and acted upon by the full Board of Directors. Applying the NYSE director independence standards, the Board of Directors has determined that three of its directors are independent and have no material relationship with Valhi. While the members of Valhi's management development and compensation committee (the "MD&C Committee") currently satisfy the independence requirements of the NYSE, Valhi has chosen not to satisfy all of the NYSE listing standards for a compensation committee. See "Meetings and Committees of the Board of Directors" for more information on the committees of the Board of Directors. See also "Stockholder Proposals and Director Nominations for the 2006 Annual Meeting" for a description of Valhi's policies and procedures for stockholder nominations of directors.

                              ELECTION OF DIRECTORS

     The bylaws of Valhi provide that the Board of Directors shall consist of one or more members as determined by the Board of Directors or the stockholders. The Board of Directors has currently set the number of directors at seven. The directors elected at the Meeting will hold office until the 2006 Annual Meeting of Stockholders and until their successors are duly elected and qualified or their earlier removal, resignation or death.

     All of the nominees are currently directors of Valhi whose terms will expire at the Meeting. All of the nominees have agreed to serve if elected. If any nominee is not available for election at the Meeting, all shares represented by a proxy will be voted "FOR" an alternate nominee to be selected by the Board of Directors, unless the stockholder executing such proxy withholds authority to vote for such nominee. The Board of Directors believes that all of its nominees will be available for election at the Meeting and will serve if elected.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE FOLLOWING NOMINEES FOR DIRECTOR.

     Nominees for Director. The respective nominees for election as directors of Valhi for terms expiring at the 2006 Annual Meeting of Stockholders have provided the following information.

     Thomas E. Barry, age 61, has served as a director of Valhi since 2000. Dr. Barry is vice president for executive affairs at Southern Methodist University and has been a professor of marketing in the Edwin L. Cox School of Business at Southern Methodist University since prior to 2000. Dr. Barry is also a director of Keystone Consolidated Industries, Inc., a steel fabricated wire products, industrial wire and carbon steel rod company related to Contran ("Keystone"). Additionally, he serves as a member of Valhi's audit committee and MD&C Committee.

     Norman S. Edelcup, age 69, has served as a director of Valhi or certain of Valhi's predecessors since 1975. Since 2001, Mr. Edelcup has served as senior vice president of Florida Savings Bancorp. Since October 2003, he has served as mayor of Sunny Isles Beach, Florida. He also serves as a trustee for the Baron Funds, a mutual fund group. Mr. Edelcup served as senior vice president of Item Processing of America, Inc., a processing service bureau ("IPA"), from 1999 to 2000 and as chairman of the board of IPA from prior to 2000. Additionally, he serves as chairman of Valhi's audit committee and MD&C Committee.

     W. Hayden McIlroy, age 65, has served as a director of Valhi since 2004. He is a private investor, primarily in real estate. From 1975 to 1986, Mr. McIlroy was the owner and chief executive officer of McIlroy Bank and Trust in Fayetteville, Arkansas. He also founded other businesses, primarily in the food and agricultural industries. Mr. McIlroy currently serves as a director of Cadco Systems, Inc., a manufacturer of emergency alert systems. Additionally, he serves as a member of Valhi's audit committee.

     Glenn R. Simmons, age 77, has served as a director of Valhi or certain of Valhi's predecessors since 1980. Mr. Simmons has been vice chairman of the board of Valhi and Contran since prior to 2000. Mr. Simmons is a director of NL Industries, Inc. ("NL"), a subsidiary of Valhi that is a diversified holding company with principal investments in Kronos Worldwide, Inc. ("Kronos
Worldwide") and CompX International Inc. ("CompX"); Kronos Worldwide, an international manufacturer of titanium dioxide pigments that is related to Valhi; chairman of the board of Keystone and CompX, a manufacturer of precision slides, security products and ergonomic computer support systems that is related to Valhi; and a director of Titanium Metals Corporation, an integrated producer of titanium metals products that is related to Valhi ("TIMET"). In February 2004, Keystone filed a voluntary petition for reorganization under federal bankruptcy laws. Mr. Simmons has been an executive officer or director of various companies related to Valhi and Contran since 1969. Mr. Simmons serves as a member of Valhi's executive committee and is a brother of Harold C. Simmons.

     Harold C. Simmons, age 73, has served as a director of Valhi or certain of Valhi's predecessors since 1980. Mr. Simmons has been chairman of the board of Valhi and Contran since prior to 2000 and was chief executive officer of Valhi from prior to 2000 to 2002. Mr. Simmons has served as chief executive officer of Kronos Worldwide and NL since 2003, chairman of the board of Kronos Worldwide since 2003 and chairman of the board of NL since prior to 2000. He also has served as vice chairman of the board of TIMET since August 2004. Mr. Simmons has been an executive officer or director of various companies related to Valhi and Contran since 1961. Mr. Simmons serves as chairman of Valhi's executive committee and is a brother of Glenn R. Simmons.

     J. Walter Tucker, Jr., age 79, has served as a director of Valhi or certain of Valhi's predecessors since 1982. Mr. Tucker has been the president, treasurer and a director of Tucker & Branham, Inc., a mortgage banking, insurance and real estate company, and vice chairman of the board of Keystone since prior to 2000. In February 2004, Keystone filed a voluntary petition for reorganization under federal bankruptcy laws. Mr. Tucker has been an executive officer or director of various companies related to Valhi and Contran since 1982.

     Steven L. Watson, age 54, has served as a director of Valhi since 1998. Mr. Watson has been president of Valhi and Contran and a director of Contran since 1998 and chief executive officer of Valhi since 2002. He has also served as vice chairman of the board of Kronos Worldwide since October 2004. Mr. Watson is also a director of CompX, Keystone, NL and TIMET. Mr. Watson has served as an executive officer or director of various companies related to Valhi and Contran since 1980. Mr. Watson serves as a member of Valhi's executive committee.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held three meetings and took action by written consent on three occasions in 2004. Each director participated in at least 75% of such meetings and of the meetings of the committees on which he served at the time. It is expected that each director will attend Valhi's annual meetings of stockholders, which are held immediately before the annual meetings of the Board of Directors. All members of the Board of Directors attended Valhi's 2004 annual stockholder meeting.

     The Board of Directors has established and delegated authority to the following three standing committees.

          Audit Committee. The audit committee assists with the Board of Directors' oversight responsibilities relating to the financial accounting and reporting processes and auditing processes of Valhi. The responsibilities of the audit committee are more specifically set forth in the audit committee charter, a copy of which is available under the corporate governance section of Valhi's website, www.valhi.net. Applying the requirements of the NYSE listing standards and SEC regulations, as applicable, the Board of Directors has determined that

          o each member of the audit committee is independent, financially literate and has no material relationship with Valhi; and
          o    Mr. Norman S. Edelcup is an "audit committee financial expert."

          No member of the audit committee serves on more than three public company audit committees. For further information on the role of the audit committee, see "Audit Committee Report." The current members of the audit committee are Norman S. Edelcup (chairman), Dr. Thomas E. Barry and W. Hayden McIlroy. The audit committee held six meetings in 2004.

          Management Development and Compensation Committee. The principal responsibilities of the MD&C Committee are to recommend to the Board of Directors whether or not to approve any proposed charge to Valhi or its subsidiaries pursuant to an intercorporate services agreement with a related party; to review, approve, administer and grant awards under Valhi's equity compensation plans; and to review and administer such other compensation matters as the Board of Directors may direct from time to time. The Board of Directors has determined that each member of the MD&C Committee is independent by applying the NYSE director independence standards. For further information on the role of the MD&C Committee, see "Executive Compensation Report." The current members of the MD&C Committee are Norman S. Edelcup (chairman) and Dr. Thomas E. Barry. The MD&C Committee held one meeting in 2004.

          Executive Committee. The principal responsibilities of the executive committee are to take such actions as are required to manage Valhi, within the limits provided by Delaware statutes and the Board of Directors. The current members of the executive committee are Harold C. Simmons (chairman), Glenn R. Simmons and Steven L. Watson. The executive committee did not hold any meetings in 2004.

     The Board of Directors is expected to elect the members of the standing committees at the Board of Directors annual meeting immediately following the Meeting. The Board of Directors has previously established, and from time to time may establish, other committees to assist it in the discharge of its responsibilities.

                               EXECUTIVE OFFICERS

     Set forth below is certain information relating to the executive officers of Valhi. Each executive officer serves at the pleasure of the Board of Directors. Biographical information with respect to Harold C. Simmons, Glenn R. Simmons and Steven L. Watson is set forth under "Election of Directors--Nominees for Director."


       Name                    Age                Position(s)
----------------------------   ---    ------------------------------------------
Harold C. Simmons...........    73    Chairman of the Board
Glenn R. Simmons............    77    Vice Chairman of the Board
Steven L. Watson............    54    President and Chief Executive Officer
William J. Lindquist........    47    Senior Vice President
Eugene K. Anderson..........    69    Vice President and Assistant Treasurer
Robert D. Graham............    49    Vice President
J. Mark Hollingsworth.......    53    Vice President and General Counsel
Kelly D. Luttmer............    41    Vice President and Tax Director
Bobby D. O'Brien............    47    Vice President and Chief Financial Officer
John A. St. Wrba............    48    Vice President and Treasurer
Gregory M. Swalwell.........    48    Vice President and Controller
A. Andrew R. Louis..........    44    Secretary


     William J. Lindquist has served as senior vice president of Valhi and Contran, and a director of Contran, since 1998. Mr. Lindquist has served as an executive officer or director of various companies related to Valhi and Contran since 1980.

     Eugene K. Anderson has served as vice president and assistant treasurer of Valhi and Contran since prior to 2000. Mr. Anderson has served as an executive officer of various companies related to Valhi and Contran since 1980.

     Robert D. Graham has served as vice president of Valhi and Contran since 2002 and as vice president, general counsel and secretary of Kronos Worldwide and NL since 2003. From 1997 to 2002, Mr. Graham served as an executive officer, and most recently as executive vice president and general counsel, of Software Spectrum, Inc. ("SSI"). SSI is a global business-to-business software services provider that is a wholly owned subsidiary of Level 3 Communications, Inc., but from 1991 to 2002, SSI was a publicly traded corporation. From 1985 to 1997, Mr. Graham was a partner in the law firm of Locke Purnell Rain Harrell (A Professional Corporation), a predecessor to Locke Liddell & Sapp LLP.

     J. Mark Hollingsworth has served as vice president and general counsel of Valhi and Contran and general counsel of CompX since prior to 2000. He also has served as acting general counsel of Keystone since 2001. Mr. Hollingsworth has served as legal counsel of various companies related to Valhi and Contran since 1983.

     Kelly D. Luttmer has served as vice president of Valhi, CompX, Contran, Kronos Worldwide and NL since October 2004, tax director of Kronos Worldwide and NL since 2003 and tax director of CompX, Valhi and Contran since 1998. Ms. Luttmer has served in tax accounting positions with various companies related to Valhi and Contran since 1989.

     Bobby D. O'Brien has served as chief financial officer of Valhi since 2002 and vice president of Valhi and Contran since prior to 2000. From prior to 2000 until February 2005 and October 2004, he served as treasurer of Valhi and Contran, respectively. Mr. O'Brien has served in financial and accounting positions with various companies related to Valhi and Contran since 1988.

     John A. St. Wrba has served as vice president and treasurer of Valhi since February 2005, Contran since October 2004 and NL since 2003. He has also served as vice president of Kronos Worldwide since May 2004 and treasurer of Kronos Worldwide since 2003. He was NL's assistant treasurer from 2002 to 2003. He served as NL's assistant treasurer from prior to 1998 until 2000. From 2000 until 2002, he was assistant treasurer of Kaiser Aluminum & Chemical Corporation, a leading producer of fabricated aluminum products.

     Gregory M. Swalwell has served as vice president and controller of Valhi and Contran since 1998, chief financial officer of Kronos Worldwide and NL since May 2004 and vice president, finance of Kronos Worldwide and NL since 2003. Mr. Swalwell has served in financial and accounting positions with various companies related to Valhi and Contran since 1988.

     A. Andrew R. Louis has served as secretary of CompX, Valhi and Contran since 1998. Mr. Louis has served as legal counsel of various companies related to Valhi and Contran since 1995.

                               SECURITY OWNERSHIP

     Ownership of Valhi. The following table and footnotes set forth as of the Record Date the beneficial ownership, as defined by regulations of the SEC, of Common Stock held by each individual, entity or group known to Valhi to own beneficially more than 5% of the outstanding shares of Common Stock, each director, each executive officer named in the summary compensation table in this proxy statement (a "named executive officer") and all directors and executive officers as a group. See footnote (4) below for information concerning the relationships of certain individuals and entities that may be deemed to own indirectly and beneficially more than 5% of the outstanding shares of Common Stock. All information is taken from or based upon ownership filings made by such individuals or entities with the SEC or upon information provided by such individuals or entities.


                                                                        Valhi Common Stock
                                                        -------------------------------------------------
                                                              Amount and Nature of          Percent of
                  Name of Beneficial Owner                  Beneficial Ownership (1)       Class (1)(2)
------------------------------------------------------- --------------------------------- ---------------
Harold C. Simmons (3)................................               3,383 (4)                    *
    Valhi Group, Inc. (3)............................          92,739,554 (4)                  77.6%
    National City Lines, Inc. (3)....................          10,891,009 (4)                   9.1%
    Contran Corporation (3)..........................           4,864,300 (4)(5)                4.1%
    Harold Simmons Foundation, Inc...................           1,044,200 (4)                    *
    The Combined Master Retirement Trust.............             115,000 (4)                    *
    Annette C. Simmons...............................              43,400 (4)                    *
    Annette C. Simmons Grandchildren's Trust.........              40,000 (4)                    *
                                                        -----------------
                                                              109,740,846 (4)(5)               91.8%

Thomas E. Barry......................................              10,000 (6)                    *
Norman S. Edelcup....................................              35,000 (6)                    *
W. Hayden McIlroy....................................               2,500                        *
Glenn R. Simmons.....................................              18,247 (4)(7)                 *
J. Walter Tucker, Jr.................................             252,725 (4)(6)(8)              *
Steven L. Watson.....................................             117,246 (4)(6)                 *
William J. Lindquist.................................             130,000 (4)(6)                 *
Bobby D. O'Brien.....................................              80,000 (4)(6)                 *
Gregory M. Swalwell..................................             101,166 (4)(6)                 *
All directors and executive
 officers as a group (16 persons)....................         110,776,776 (4)(5)(6)(7)(8)      92.1%


--------------------
*    Less than 1%.

(1) Except as otherwise noted, the listed entities, individuals or group have sole investment power and sole voting power as to all shares set forth opposite their names. The number of shares and percentage of ownership for each entity, individual or group assumes the exercise by such entity, individual or group (exclusive of others) of stock options that such entity, individual or group may exercise within 60 days subsequent to the Record Date.

(2) The percentages are based on 119,535,878 shares of Common Stock outstanding as of the Record Date. NL and a subsidiary of NL directly own 3,522,967 and 1,186,200 shares of Common Stock, respectively. NL is a majority owned subsidiary of Valhi. Pursuant to Delaware law, Valhi treats these shares as treasury stock for voting purposes. For the purposes of the percentage calculations in this table and footnotes such shares are not deemed outstanding.

(3) The business address of Contran, National, VGI, the Harold Simmons Foundation, Inc. (the "Foundation"), The Combined Master Retirement Trust (the "CMRT"), the Annette C. Simmons Grandchildren's Trust (the "Grandchildren's Trust"), Annette C. Simmons and Harold C. Simmons is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697.

(4) National, NOA, Inc. ("NOA") and Dixie Holding Company ("Dixie Holding") are the direct holders of approximately 73.3%, 11.4% and 15.3%, respectively, of the outstanding common stock of VGI. Contran and NOA are the direct holders of approximately 85.7% and 14.3%, respectively, of the outstanding common stock of National. Contran and Southwest Louisiana Land Company, Inc. ("Southwest") are the direct holders of approximately 49.9% and 50.1%, respectively, of the outstanding common stock of NOA. Dixie Rice Agricultural Corporation, Inc. ("Dixie Rice") is the direct holder of 100% of the outstanding common stock of Dixie Holding. Contran is the holder of 100% of the outstanding common stock of Dixie Rice and approximately 88.9% of the outstanding common stock of Southwest.

     Substantially all of Contran's outstanding voting stock is held by trusts established for the benefit of certain children and grandchildren of Harold
     C. Simmons (the "Trusts"), of which Mr. Simmons is the sole trustee, or held by Mr. Simmons or persons or other entities related to Mr. Simmons. As sole trustee of the Trusts, Mr. Simmons has the power to vote and direct the disposition of the shares of Contran stock held by the Trusts. Mr. Simmons, however, disclaims beneficial ownership of any Contran shares the Trusts hold.

     The Foundation directly holds approximately 0.9% of the outstanding shares of Common Stock. The Foundation is a tax-exempt foundation organized for charitable purposes. Harold C. Simmons is the chairman of the board of the Foundation.

     The CDCT No. 2 directly holds approximately 0.4% of the outstanding shares of Common Stock. U.S. Bank National Association serves as the trustee of the CDCT No. 2. Contran established the CDCT No. 2 as an irrevocable "rabbi trust" to assist Contran in meeting certain deferred compensation obligations that it owes to Harold C. Simmons. If the CDCT No. 2 assets are insufficient to satisfy such obligations, Contran must satisfy the balance of such obligations. Pursuant to the terms of the CDCT No. 2, Contran retains the power to vote the shares held by the CDCT No. 2, retains dispositive power over such shares and may be deemed the indirect beneficial owner of such shares.

     The CMRT directly holds approximately 0.1% of the outstanding shares of Common Stock. Valhi established the CMRT to permit the collective investment by master trusts that maintain assets of certain employee benefit plans Valhi and related companies adopt. Harold C. Simmons is the sole trustee of the CMRT and a member of the trust investment committee for the CMRT. J. Walter Tucker, Jr. is also a member of the trust investment committee for the CMRT. The Board of Directors selects the trustee and members of the trust investment committee for the CMRT. All of Valhi's executive officers are participants in one or more of the employee benefit plans that invest through the CMRT. Each of such persons disclaims beneficial ownership of any of the shares the CMRT holds, except to the extent of his or her individual vested beneficial interest, if any, in the assets the CMRT holds.

     Harold C. Simmons is the chairman of the board of each of Valhi, VGI, National, NOA, Dixie Holding, Dixie Rice, Southwest and Contran.

     By virtue of the holding of the offices, the stock ownership and his services as trustee, all as described above, (a) Harold C. Simmons may be deemed to control certain of such entities and (b) Mr. Simmons and certain of such entities may be deemed to possess indirect beneficial ownership of shares directly held by certain of such other entities. However, Mr. Simmons disclaims beneficial ownership of the shares beneficially owned, directly or indirectly, by any of such entities, except to the extent of his vested beneficial interest, if any, in shares held by the CMRT and his interest as a beneficiary of the CDCT No. 2. Mr. Harold Simmons disclaims beneficial ownership of all shares of Common Stock beneficially owned, directly or indirectly, by VGI, National, Contran, the Foundation, the CMRT, NL and its subsidiaries.

     All directors or executive officers of Valhi who are also directors or executive officers of Valhi, VGI, National, Contran, the Foundation or their parent companies disclaim beneficial ownership of the shares of Common Stock that such entities directly hold.

     Annette C. Simmons is the wife of Harold C. Simmons. She is the direct owner of 43,400 shares of Common Stock. Mr. Simmons may be deemed to share indirect beneficial ownership of such shares. Mr. Simmons disclaims all such beneficial ownership.

     The  Grandchildren's  Trust, a trust of which Harold C. Simmons and Annette
     C. Simmons are co-trustees and the beneficiaries of which are the grandchildren of Annette C. Simmons, is the direct holder of 40,000 shares of Common Stock. Mr. Simmons, as co-trustee of the Grandchildren's Trust, has the power to vote and direct the disposition of the shares of Common Stock the Grandchildren's Trust directly holds. Mr. Simmons disclaims beneficial ownership of any shares of Common Stock that the Grandchildren's Trust holds.

     The business address of NOA and Dixie Holding is Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697. The business address of Dixie Rice is 600 Pasquiere Street, Gueydan, Louisiana 70542. The business address of Southwest is 402 Canal Street, Houma, Louisiana 70360.

(5)  Includes 439,400 shares of Common Stock the CDCT No. 2 directly holds.

(6) The shares of Common Stock shown as beneficially owned by such person or group include the following number of shares such person or group has the right to acquire upon the exercise of stock options granted pursuant to Valhi's stock option plans that such person or group may exercise within 60 days subsequent to the Record Date:

                                                                               Shares of Common Stock
                                                                             Issuable Upon the Exercise
                                                                                  of Stock Options
                       Name of Beneficial Owner                               On or Before May 27, 2005
     -------------------------------------------------------------------     ---------------------------
     Thomas E. Barry....................................................                 6,000
     Norman S. Edelcup..................................................                 9,000
     J. Walter Tucker, Jr...............................................                 9,000
     Steven L. Watson...................................................               100,000
     William J. Lindquist...............................................               130,000
     Bobby D. O'Brien...................................................                80,000
     Gregory M. Swalwell................................................               100,000
     All other executive officers of Valhi as a group (6 persons).......               287,600


(7) The shares of Common Stock shown as beneficially owned by Glenn R. Simmons include 800 shares his wife holds in her retirement account, with respect to which he disclaims beneficial ownership.

(8) The shares of Common Stock shown as beneficially owned by J. Walter Tucker, Jr. include 200,000 shares his wife holds, with respect to which he disclaims beneficial ownership, and 19,035 shares held by a corporation of which he is the sole stockholder.

     Valhi understands that Contran and related entities may consider acquiring or disposing of shares of Common Stock through open market or privately negotiated transactions, depending upon future developments, including, but not limited to, the availability and alternative uses of funds, the performance of Common Stock in the market, an assessment of the business of and prospects for Valhi, financial and stock market conditions and other factors deemed relevant by such entities. Valhi may similarly consider acquisitions of shares of Common Stock and acquisitions or dispositions of securities issued by related entities.

     Ownership of Related Companies. Certain Valhi directors and executive officers own equity securities of certain Valhi related companies.

     Ownership of Kronos Worldwide, NL and TIMET. The following table and footnotes set forth the beneficial ownership, as of the Record Date, of the shares of common stock, par value $0.125 per share, of NL ("NL Common Stock"), the common stock, par value $0.01 per share, of Kronos Worldwide ("Kronos Worldwide Common Stock") and the common stock, par value $0.01 per share, of TIMET ("TIMET Common Stock") held by each director, each named executive officer and all directors and executive officers as a group. All information is taken from or based upon ownership filings made by such individuals or entities with the SEC or upon information provided by such individuals or entities.


                                  Kronos Worldwide
                                    Common Stock               NL Common Stock              TIMET Common Stock
                            ----------------------------  ---------------------------  ------------------------------
                                Amount and      Percent      Amount and      Percent       Amount and        Percent
                                 Nature of         of         Nature of         of          Nature of           of
                                Beneficial       Class       Beneficial       Class        Beneficial          Class
 Name of Beneficial Owner      Ownership (1)     (1)(2)     Ownership (1)     (1)(3)      Ownership (1)       (1)(4)
--------------------------  ------------------  --------  -----------------  --------  --------------------  --------
Harold C. Simmons......          4,255  (5)(6)     *          30,800  (5)(7)    *             -0-  (5)         -0-
  Valhi, Inc...........     27,840,953  (5)(6)    56.9%   40,350,931  (5)      83.1%      380,700  (5)          2.4%
  NL Industries, Inc...     17,550,532  (5)(6)    35.9%          n/a  (5)      n/a            -0-  (5)         -0-
  TIMET Finance
    Management Company.          5,203  (5)(6)     *         222,100  (5)       *             n/a  (5)         n/a
  Tremont LLC..........            -0-  (5)        -0-           -0-  (5)      -0-      6,309,250  (5)         39.5%
  Annette C. Simmons...         36,356  (5)(6)     *          69,475  (5)       *       2,666,666  (5)         14.3%
  The Combined Master
    Retirement Trust...            -0-  (5)       -0-            -0-  (5)      -0-      1,922,460  (5)         12.0%
                            ----------                    ----------                   ----------
                            45,437,299  (5)(6)    92.8%   40,673,306  (5)      83.8%   11,279,076  (5)         60.4%

Thomas E. Barry........            -0-  (5)       -0-            -0-  (5)      -0-            -0-  (5)         -0-
Norman S. Edelcup......            -0-  (5)       -0-            -0-  (5)      -0-            -0-  (5)         -0-
W. Hayden McIlroy......            -0-  (5)       -0-            -0-  (5)      -0-            500  (5)(8)       *
Glenn R. Simmons.......            208  (5)(6)     *           8,000  (5)(7)    *           7,500  (5)(7)       *
J. Walter Tucker, Jr...            -0-  (5)       -0-            -0-  (5)      -0-            -0-  (5)         -0-
Steven L. Watson.......          4,233  (5)(6)     *          12,000  (5)(7)    *          17,750  (5)(7)       *
William J. Lindquist...            -0-  (5)       -0-            -0-  (5)      -0-            -0-  (5)         -0-
Bobby D. O'Brien.......            -0-  (5)       -0-            -0-  (5)      -0-            -0-  (5)         -0-
Gregory M. Swalwell....            -0-  (5)       -0-            -0-  (5)      -0-            -0-  (5)         -0-
All directors and
 executive officers of
 Valhi as a group
 (16 persons) ........      45,442,003  (5)(6)    92.8%   40,693,806  (5)(7)   83.8%   11,304,876  (5)(7)(8)   60.5%


--------------------
*    Less than 1%.

(1) Except as otherwise noted, the listed entities, individuals or group have sole investment power and sole voting power as to all shares set forth opposite their names. The number of shares and percentage of ownership for each individual, entity or group assumes the exercise by such individual, entity or group (exclusive of others) of stock options that such individual, entity or group may exercise, or the receipt by such individual, entity or group of shares such individual, entity or group has the right to receive (if determinable), within 60 days subsequent to the Record Date.

(2) The percentages are based on 48,946,049 shares of Kronos Worldwide Common Stock outstanding as of the Record Date.

(3) The percentages are based on 48,547,134 shares of NL Common Stock outstanding as of the Record Date.

(4) The percentages are based on 15,988,350 shares of TIMET Common Stock outstanding as of the Record Date.

(5) TIMET is the direct holder of 100% of the outstanding shares of common stock of TIMET Finance Management Company ("TFMC"). Valhi is the sole member of Tremont LLC ("Tremont").

     The ownership of TIMET Common Stock by Annette C. Simmons is based on the 1,600,000 shares of TIMET Series A Preferred Stock that she directly owns, which are convertible into 2,666,666 shares of TIMET Common Stock. The ownership of TIMET Common Stock by Valhi includes 24,500 shares of TIMET Common Stock that Valhi has the right to acquire upon conversion of 14,700 shares of TIMET Series A Preferred Stock that Valhi directly holds. The percentage ownership of TIMET Common Stock held by each of Ms. Simmons and Valhi assumes the full conversion of only the shares of TIMET Series A Preferred Stock she or Valhi owns, respectively.

     See footnotes (2) and (4) to the "Ownership of Valhi" table for a description of certain relationships among the individuals, entities or groups appearing in this table. All directors or executive officers of Valhi disclaim beneficial ownership of any shares of Kronos Worldwide, NL or TIMET Common Stock that Valhi, NL, Tremont or TFMC directly owns. All directors or executive officers of Valhi who are also directors or executive officers of TFMC, Tremont and NL or their parent companies disclaim beneficial ownership of the shares of Kronos Worldwide, NL or TIMET Common Stock that such entities directly hold. Based on the relationships described in footnotes (2) and (4) to the "Ownership of Valhi" table, these share amounts exclude certain shares that such individual, entity or group may be deemed to indirectly and beneficially own and as to which each such individual, entity or group disclaims beneficial ownership.

     Harold C. Simmons disclaims beneficial ownership of any and all securities that his wife, Annette C. Simmons, directly holds.

(6) Includes (excludes) the following shares of Kronos Worldwide Common Stock that such entity, individual or group received or distributed, as applicable, on March 29, 2005 in a dividend NL declared that was paid in the form of shares of Kronos Worldwide Common Stock, reported without duplication:

                                                                              Number of Shares of Kronos
                                                                                Worldwide Common Stock
                                                                             Received (Distributed) in NL
                                                                                Stock Dividend Paid on
                              Name of Beneficial Owner                              March 29, 2005
     ------------------------------------------------------------------      ----------------------------
     Harold C. Simmons.................................................                     145
     Valhi, Inc........................................................                 221,319
     NL Industries, Inc................................................                (266,229)
     TIMET Finance Management Company..................................                   1,218
     Annette C. Simmons................................................                     380
     Glenn R. Simmons..................................................                      32
     Steven L. Watson..................................................                      42
     All other executive officers of Valhi as a group (6 persons)......                       2


(7) The shares of NL and TIMET Common Stock shown as beneficially owned by such person include the following number of shares such person has the right to acquire upon the exercise of stock options granted pursuant to NL or TIMET stock option plans that such person may exercise within 60 days subsequent to the Record Date:


                                                Shares of NL Common Stock     Shares of TIMET Common Stock
                                               Issuable Upon the Exercise     Issuable Upon the Exercise of
                                                    of Stock Options                  Stock Options
              Name of Beneficial Owner         On or Before May 27, 2005       On or Before May 27, 2005
     -------------------------------------     --------------------------     -----------------------------
     Harold C. Simmons....................                4,000                             -0-
     Glenn R. Simmons.....................                2,000                           5,000
     Steven L. Watson.....................                4,000                           7,500


(8) Represents 500 shares of TIMET Common Stock that Mr. McIlroy has the right to acquire upon conversion of 300 shares of TIMET Series A Preferred Stock that he directly holds.

     Ownership of CompX. The following table and footnotes set forth the beneficial ownership, as of the Record Date, of the class A common stock, par value $0.01 per share, of CompX ("CompX Class A Common Stock") and the class B common stock, par value $0.01 per share, of CompX ("CompX Class B Common Stock," and collectively with the CompX Class A Common Stock, the "CompX Common Stock") held by each director, each named executive officer and all directors and executive officers as a group. All information is taken from or based upon ownership filings made by such individuals or entities with the SEC or upon information provided by such individuals or entities.


                                                                                                         CompX Class
                                                                                                         A and Class
                                             CompX Class A                     CompX Class B               B Common
                                              Common Stock                    Common Stock (1)              Stock
                                   ----------------------------------  -------------------------------     Combined
                                      Amount and Nature      Percent    Amount and Nature     Percent     Percent of
                                        of Beneficial       of Class      of Beneficial      of Class       Class
        Beneficial Owner                Ownership (2)        (2)(3)       Ownership (2)       (2)(3)        (2)(3)
--------------------------------   ----------------------- ----------  -------------------- ----------  -------------
Harold C. Simmons.............          40,700  (4)             *              -0-  (4)         -0-           *
   CompX Group, Inc...........       2,586,820  (4)           49.8%     10,000,000  (4)        100.0%       82.8%
   TIMET Finance Management
     Company..................         336,700  (4)           6.5%             -0-  (4)         -0-          2.2%
   Annette C. Simmons.........          20,000  (4)             *              -0-  (4)         -0-           *
                                   -----------                         -----------
                                     2,984,220  (4)          57.5%      10,000,000  (4)        100.0%       85.5%

Thomas E. Barry...............             -0-  (4)            -0-             -0-  (4)         -0-          -0-
Norman S. Edelcup.............           2,000  (4)             *              -0-  (4)         -0-           *
W. Hayden McIlroy.............             -0-  (4)            -0-             -0-  (4)         -0-          -0-
Glenn R. Simmons..............          69,300  (4)(5)(6)     1.3%             -0-  (4)         -0-           *
J. Walter Tucker, Jr..........             -0-  (4)            -0-             -0-  (4)         -0-          -0-
Steven L. Watson..............          19,800  (4)(5)          *              -0-  (4)         -0-           *
William J. Lindquist..........          10,000  (4)(5)          *              -0-  (4)         -0-           *
Bobby D. O'Brien..............          10,300  (4)(5)          *              -0-  (4)         -0-           *
Gregory M. Swalwell...........           5,000  (4)(5)          *              -0-  (4)         -0-           *
All directors and executive
 officers of Valhi as a group
 (16 persons).................       3,118,820  (4)(5)(6)    58.8%      10,000,000  (4)        100.0%       85.7%


--------------------
*    Less than 1%.

(1) Each share of CompX Class B Common Stock entitles the holder to one vote on all matters except the election of directors, on which each share is entitled to ten votes. In certain instances, shares of CompX Class B Common Stock are automatically convertible into shares of CompX Class A Common Stock.

(2) Except as otherwise noted, the listed entities, individuals or group have sole investment power and sole voting power as to all shares set forth opposite their names. The number of shares and percentage of ownership for each entity, individual or group assumes the exercise by such entity, individual or group (exclusive of others) of stock options that such entity, individual or group may exercise within 60 days subsequent to the Record Date.

(3) The percentages are based on 5,193,780 shares of CompX Class A Common Stock outstanding as of the Record Date and 10,000,000 shares of CompX Class B Common Stock outstanding as of the Record Date.

(4) NL and TFMC directly hold 82.4% and 17.6%, respectively, of the outstanding shares of CGI common stock. Valhi holds indirectly through CGI and TFMC approximately 85.1% of the combined voting power of the outstanding shares of CompX Common Stock (approximately 97.8% for the election of directors).

     See  footnotes  (2) and (4) to the  "Ownership of Valhi" table and footnote
     (5) to the "Ownership of Kronos Worldwide, NL and TIMET" table for a description of certain relationships among the individuals, entities or groups appearing in this table. All directors or executive officers of Valhi disclaim beneficial ownership of any shares of CompX Common Stock that CGI or TFMC directly owns. All directors or executive officers of Valhi who are also directors or executive officers of CGI, TFMC or their parent companies disclaim beneficial ownership of the shares of CompX Common Stock that such entities directly hold. Based on the relationships described in footnotes (2) and (4) to the "Ownership of Valhi" table and footnote (5) to the "Ownership of Kronos Worldwide, NL and TIMET" table, these share amounts exclude certain shares that such individual, entity or group may be deemed to indirectly and beneficially own and as to which each such individual, entity or group disclaims beneficial ownership.

     Harold C. Simmons disclaims beneficial ownership of any and all securities that his wife, Annette C. Simmons, directly holds.

(5) The shares of CompX Class A Common Stock shown as beneficially owned by such person or group include the following number of shares such person or group has the right to acquire upon the exercise of stock options that such person or group may exercise within 60 days subsequent to the Record Date:

                                                                          Shares of CompX Class A Common
                                                                              Stock Issuable Upon the
                                                                             Exercise of Stock Options
                         Name of Beneficial Owner                            On or Before May 27, 2005
     ----------------------------------------------------------------     -------------------------------
     Glenn R. Simmons................................................                  56,800
     Steven L. Watson................................................                  14,800
     William J. Lindquist............................................                  10,000
     Bobby D. O'Brien................................................                  10,000
     Gregory M. Swalwell.............................................                   5,000
     All other executive officers of Valhi as a group (6 persons)....                  18,000


(6) The shares of CompX Class A Common Stock shown as beneficially owned by Glenn R. Simmons include 500 shares his wife holds in her retirement account, with respect to which he disclaims beneficial ownership.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
                              AND OTHER INFORMATION


     Compensation of Directors. Directors of Valhi who are not employees of Valhi or its subsidiaries are entitled to receive compensation for their services as directors. Directors who received such compensation in 2004 were Thomas E. Barry, Norman S. Edelcup, W. Hayden McIlroy and J. Walter Tucker, Jr.

     In 2004, nonemployee directors received an annual retainer of $20,000, paid in quarterly installments, plus a fee of $1,000 per day for attendance at meetings and at a daily rate ($125 per hour) for other services rendered on behalf of the Board of Directors or its committees. For the first two quarters of 2004, nonemployee directors also received an annual retainer of $2,000, paid in quarterly installments, for each committee on which they served. Starting with the third quarter of 2004, the Board of Directors increased the director fees paid to members of the audit committee. The increase resulted in the chairman of the audit committee and any member of the committee who Valhi identified as an "audit committee financial expert" for purposes of the annual proxy statement receiving an annual retainer of $10,000, paid in quarterly installments (provided that if one person served in both capacities only one such retainer was paid), and other members of the audit committee receiving an annual retainer of $5,000, paid in quarterly installments. If any nonemployee director dies while serving on the Board of Directors, his or her designated beneficiary or estate will be entitled to receive a death benefit equal to the annual retainer then in effect. Valhi reimburses its nonemployee directors for reasonable expenses incurred in attending meetings and in the performance of other services rendered on behalf of the Board of Directors or its committees.

     On the day of each annual stockholder meeting, each nonemployee director receives a grant of shares of Common Stock as determined by the following formula based on the closing price of a share of Common Stock on the date of such meeting.


       Range of Closing Price Per                    Shares of Common
       Share on the Date of Grant                   Stock to Be Granted
       --------------------------                   -------------------
         Under $5.00                                       2,000
         $5.00 to $9.99                                    1,500
         $10.00 to $20.00                                  1,000
         Over $20.00                                         500


As a result of the $11.69 per share closing price of Common Stock on May 25, 2004, the date of the 2004 annual stockholder meeting, each nonemployee director elected on that date received a grant of 1,000 shares of Common Stock.

     Intercorporate Services Agreements. Contran and certain of its subsidiaries, including Valhi, have entered into intercorporate services agreements (collectively, the "ISAs") pursuant to which Contran, among other things, provides the services of all of the named executive officers to certain of Contran's subsidiaries, including Valhi and its subsidiaries. For a discussion of these ISAs, see "Certain Relationships and Transactions--Intercorporate Services Agreements."

     Summary of Cash and Certain Other Compensation of Executive Officers. The summary compensation table below provides information concerning annual and long-term compensation paid or accrued by Valhi and its subsidiaries for services rendered to Valhi and its subsidiaries during 2004, 2003 and 2002 by Valhi's chief executive officer and each of the four other most highly compensated individuals (based on ISA charges to Valhi and its subsidiaries) who were executive officers of Valhi at December 31, 2004. All of Valhi's named executive officers were employees of Contran for 2004, 2003 and 2002 and provided their services to Valhi and its subsidiaries pursuant to the ISAs. For a discussion of these ISAs, see "Certain Relationships and Transactions--Intercorporate Services Agreements."

                           SUMMARY COMPENSATION TABLE

                                                                                    Long Term
                                                                                 Compensation (1)
                                                                                ------------------
                                                                                      Awards
                                                                                ------------------
                                                    Annual Compensation (2)           Shares
            Name and                              --------------------------        Underlying           All Other
       Principal Position                Year               Salary                  Options (#)        Compensation
---------------------------------      --------   --------------------------    ------------------   ------------------
Harold C. Simmons................        2004     $       4,980,415  (3)               -0-           $       -0-
Chairman of the Board                    2003             2,997,080  (3)               -0-                   -0-
                                         2002             3,992,220  (3)             2,000  (4)              -0-

Steven L. Watson.................        2004             1,651,665  (3)               -0-                 5,201  (7)
President and Chief Executive            2003             1,364,710  (3)               -0-                 8,150  (7)
  Officer                                2002             1,263,680  (3)             2,000  (4)            9,283  (7)
                                                                                     2,000  (5)
                                                                                     2,500  (6)


William J. Lindquist.............        2004               981,200  (3)               -0-                 3,730  (7)
Senior Vice President                    2003               479,000  (3)               -0-                 5,845  (7)
                                         2002               574,000  (3)               -0-                 6,657  (7)

Bobby D. O'Brien.................        2004               829,400  (3)               -0-                   335  (7)
Vice President and Chief                 2003               638,000  (3)               -0-                   525  (7)
  Financial Officer                      2002               538,000  (3)               -0-                   598  (7)

Gregory M. Swalwell..............        2004               602,600  (3)               -0-                    79  (7)
Vice President and Controller            2003               458,000  (3)               -0-                   123  (7)
                                         2002               412,000  (3)               -0-                   140  (7)


--------------------

(1) For the periods presented for each named executive officer, no shares of restricted stock were granted nor payouts made pursuant to long-term incentive plans. Therefore, the columns for such compensation have been omitted.

(2) For the periods presented, no named executive officer received a bonus or "other annual compensation," as defined by SEC rules, from Valhi or its subsidiaries. Therefore, the columns for bonus and other annual compensation have been omitted.

(3) The amounts shown in the summary compensation table as salary for each named executive officer represent the portion of the fees Valhi and its subsidiaries paid to Contran pursuant to certain ISAs with respect to the services such officer rendered to Valhi and its subsidiaries. The amount shown in the table as salary for each of Messrs. Simmons and Watson also includes director compensation paid to each of them by Valhi's subsidiaries.

     The components of salary shown in the summary compensation table for each of the named executive officers are as follows.

                                                          2002                 2003                 2004
                                                  -------------------- -------------------- ------------------
     Harold C. Simmons
       ISA Fees:
          Valhi................................   $      1,000,000 (a) $      1,000,000 (a) $    1,000,000 (a)
          NL...................................            760,000              761,000            950,000
          CompX................................          1,000,000            1,000,000          1,000,000
          Kronos Worldwide.....................            190,000              190,000            950,000
          TIMET................................                -0-                  -0-          1,000,000
          Tremont..............................            980,000 (b)              -0- (b)            -0- (b)
       NL Cash Director Fees...................             19,000               23,500             24,000
       NL Director Stock.......................             15,220               16,330             11,410
       Kronos Worldwide Cash Director Fees.....                -0-                  -0-             23,000
       Kronos Worldwide Director Stock.........                -0-                  -0-             15,005
       TIMET Cash Director Fees................                -0-                  -0-              7,000
       TIMET Director Stock....................                -0-                  -0-                -0-
       Tremont Cash Director Fees..............             28,000 (b)            6,250 (b)            -0- (b)
                                                    --------------       --------------       ------------
                                                  $      3,992,220     $      2,997,080     $    4,980,415
                                                    ==============       ==============       ============

     Steven L. Watson
       ISA Fees:
          Valhi................................   $        859,000 (a) $        807,000 (a) $      582,400 (a)
          NL...................................            167,000              224,000            412,900
          CompX................................             42,000               65,000             65,200
          Kronos Worldwide.....................                -0-                  -0-            325,900 (c)
          TIMET................................                -0-                  -0-             34,800
          Tremont..............................             83,000 (b)          163,000 (b)         43,500 (b)
       NL Cash Director Fees...................             19,000               26,000             25,000
       NL Director Stock.......................             15,220               16,330             11,410
       CompX Cash Director Fees................             19,000               20,500             23,000
       CompX Director Stock....................              7,150                8,325             13,300
       Kronos Worldwide Cash Director Fees.....                -0-                  -0-             23,000
       Kronos Worldwide Director Stock.........                -0-                  -0-             15,005
       TIMET Cash Director Fees................             19,700               16,350             26,000
       TIMET Director Stock....................              3,860               11,955             50,250
       Tremont Cash Director Fees..............             28,750 (b)            6,250 (b)            -0- (b)
                                                    --------------       --------------       ------------
                                                  $      1,263,680     $      1,364,710     $    1,651,665
                                                    ==============       ==============       ============

     William J. Lindquist
       ISA Fees:
          Valhi................................   $        420,000 (a) $        195,000 (a) $      347,400 (a)
          NL...................................             90,000              222,000            145,900
          CompX................................             41,000               40,000             26,500
          Kronos Worldwide.....................                -0-                  -0-            424,300 (c)
          TIMET................................                -0-               11,000             26,500
          Tremont..............................             23,000 (b)           11,000 (b)         10,600 (b)
                                                    --------------       --------------       ------------
                                                  $        574,000     $        479,000     $      981,200
                                                    ==============       ==============       ============

     Bobby D. O'Brien
       ISA Fees:
          Valhi................................   $        334,000 (a) $        426,000 (a) $      455,600 (a)
          NL...................................            167,000              165,000            109,000
          CompX................................                -0-                  -0-             49,500
          Kronos Worldwide.....................                -0-                  -0-             99,000 (c)
          TIMET................................                -0-                  -0-             17,300
          Tremont..............................             37,000 (b)           47,000 (b)         99,000 (b)
                                                    --------------       --------------       ------------
                                                  $        538,000     $        638,000     $      829,400
                                                    ==============       ==============       ============

     Gregory M. Swalwell
       ISA Fees:
          Valhi................................   $        192,000 (a) $        201,000 (a) $      214,400 (a)
          NL...................................            127,000              154,000            113,700
          CompX................................             23,000               26,000             39,000
          Kronos Worldwide.....................                -0-                  -0-            170,600 (c)
          TIMET................................                -0-               77,000             48,700
          Tremont..............................             70,000 (b)              -0- (b)         16,200 (b)
                                                    --------------       --------------       ------------
                                                  $        412,000     $        458,000     $      602,600
                                                    ==============       ==============       ============


          (a)  Includes  amounts  Contran  charged  pursuant  to ISAs to  Medite
               Corporation, an indirect wholly owned subsidiary of Valhi ("Medite"), and Waste Control Specialists LLC, an indirect subsidiary of Valhi ("WCS").

          (b) In February 2003, Tremont became a wholly owned subsidiary of Valhi.

          (c) Includes amounts allocated to Kronos International, Inc., a wholly owned subsidiary of Kronos Worldwide, under the ISA between Contran and Kronos Worldwide.

(4) Represents shares of NL Common Stock underlying stock options NL granted to this named executive officer for his services as a director of NL.

(5) Represents shares of CompX Class A Common Stock underlying stock options CompX granted to this named executive officer for his services as a director of CompX.

(6) Represents shares of TIMET Common Stock underlying this stock option TIMET granted to this named executive officer for his services as a director of TIMET. The number of shares for which this stock option is exercisable has been adjusted to reflect (i) a February 2003 one-for-ten reverse split of TIMET Common Stock and (ii) an August 2004 five-for-one forward stock split of TIMET Common Stock effected in the form of a stock dividend.

(7) All other compensation for the last three years for each of the following named executive officers consisted of interest accruals on the executive officer's unfunded deferred compensation reserve accounts attributable, in certain instances, to certain limits under the Internal Revenue Code of 1986, as amended (the "Code"), with respect to such officer's former participation in Valhi's deferred incentive plan and Valhi's former defined benefit pension plan. The agreements for these unfunded reserve accounts provided that the balances of such accounts accrue credits in lieu of interest compounded quarterly. Pursuant to SEC rules, the amounts shown represent the portion of the credit accruals to the unfunded reserve accounts that exceeds 120% of the applicable federal long-term rate as prescribed by the Code (the "AFR Rate"). The AFR Rate used for such computations was the 120% AFR Rate for quarterly compounding in effect for the month of the respective quarter that the credit accrual was added to the account.

     In October 2004, Valhi and each named executive officer agreed to terminate the agreements for these accounts and such officers concurrently received a final distribution of all accrued credit amounts for principal and interest under these accounts. These distributed amounts are not disclosed in the summary compensation table above because the accrued principal amounts and accrued interest in excess of 120% of the AFR Rate were disclosed in the year accrued for the officers in the summary compensation table and related footnotes contained in Valhi's previous proxy statements.

     No Grants of Stock Options or Stock Appreciation Rights. Neither Valhi nor any of its parent or subsidiary corporations granted any stock options or stock appreciation rights ("SARs") to the named executive officers during 2004.

     Stock Option Holdings. The following table provides information concerning the value of unexercised stock options for Common Stock, NL and TIMET Common Stock or CompX Class A Common Stock the named executive officers held as of December 31, 2004. Neither Valhi nor any of its parent or subsidiary companies has granted any SARs nor has Kronos Worldwide granted any stock options.

                         DECEMBER 31, 2004 OPTION VALUES

                                          Number of Shares Underlying       Value of Unexercised
                                            Unexercised Options at          In-the-Money Options
             Name                            December 31, 2004 (#)        at December 31, 2004 (1)
------------------------------------     ----------------------------   ----------------------------
                                         Exercisable   Unexercisable    Exercisable    Unexercisable
                                         ------------  --------------   ------------   -------------
Harold C. Simmons
   NL Stock Options.................          6,000          -0-        $   86,829     $     -0-

Steven L. Watson
   Valhi Stock Options..............        100,000          -0-           815,000           -0-
   NL Stock Options.................          4,000          -0-            54,254           -0-
   CompX Stock Options..............         13,600        2,400             7,040         6,180
   TIMET Stock Options..............          7,500          -0-            81,713           -0-
                                         ----------    ---------        ----------     ---------
                                            125,100        2,400           958,007         6,180
William J. Lindquist
   Valhi Stock Options..............        130,000          -0-           937,700           -0-
   CompX Stock Options..............         10,000          -0-               -0-           -0-
                                         ----------    ---------        ----------     ---------
                                            140,000          -0-           937,700           -0-
Bobby D. O'Brien
   Valhi Stock Options..............         80,000          -0-           452,200           -0-
   CompX Stock Options..............         10,000          -0-               -0-           -0-
                                         ----------    ---------        ----------     ---------
                                             90,000          -0-           452,200           -0-
Gregory M. Swalwell
   Valhi Stock Options..............         95,000        5,000           583,450        25,450
   CompX Stock Options..............          5,000          -0-               -0-           -0-
                                         ----------    ---------        ----------     ---------
                                            100,000        5,000           583,450        25,450


--------------------

(1) Each aggregate value is based on the difference between the exercise price of the individual stock options and the closing sales price per share of such underlying common stock on December 31, 2004. Such closing sales prices were $16.09 per share for Common Stock, $22.10 per share for NL Common Stock, $16.53 per share for CompX Class A Common Stock and $24.14 per share for TIMET Common Stock.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table provides summary information as of December 31, 2004 with respect to equity compensation plans under which Valhi's equity securities may be issued to employees or nonemployees (such as directors, consultants, advisers, vendors, customers, suppliers and lenders) in exchange for goods or services.

                                         Column (A)                   Column (B)                   Column (C)
                                ---------------------------  ---------------------------  ----------------------------
                                                                                             Number of Securities
                                                                                            Remaining Available for
                                                                                             Future Issuance Under
                                 Number of Securities to be   Weighted-Average Exercise    Equity Compensation Plans
                                   Issued Upon Exercise of       Price of Outstanding         (Excluding Securities
                                    Outstanding Options,               Options,                   Reflected in
        Plan Category               Warrants and Rights           Warrants and Rights              Column (A))
----------------------------    ---------------------------  ---------------------------  ----------------------------
Equity  compensation  plans
approved     by    security
holders....................                 874,900                     $9.95                       4,055,500

Equity  compensation  plans
not  approved  by  security
holders....................                     -0-                       -0-                             -0-

Total......................                 874,900                     $9.95                       4,055,500


                         CORPORATE GOVERNANCE DOCUMENTS

     Code of Business Conduct and Ethics. Valhi has adopted a code of business conduct and ethics that applies to all of Valhi's directors, officers and employees, including Valhi's principal executive officer, principal financial officer, principal accounting officer and controller. Only the Board of Directors may amend the code. Only Valhi's audit committee or other committee of the Board of Directors with specific delegated authority may grant a waiver of the code. Valhi will disclose amendments to, or waivers of, the code as required by law and the applicable rules of the NYSE.

     Corporate Governance Guidelines. Valhi has adopted corporate governance guidelines to assist the Board of Directors in exercising its responsibilities. Among other things, the corporate governance guidelines provide for director qualifications, independence standards and responsibilities, approval procedures for ISAs and that the audit committee chairman preside at all meetings of the independent directors.

     Audit Committee Charter. Valhi has adopted an audit committee charter under which the audit committee operates. Among other things, the audit committee charter provides the purpose, authority, resources and responsibilities of the committee.

     A copy of each of these three documents, among others, is available on Valhi's website at www.valhi.net under the corporate governance section. In addition, any person may obtain a copy of these three documents without charge, by sending a written request to the attention of Valhi's corporate secretary at Valhi, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires Valhi's executive officers, directors and persons who own more than 10% of a registered class of Valhi's equity securities to file reports of ownership with the SEC, the NYSE and Valhi. Based solely on the review of the copies of such forms and representations by certain reporting persons, Valhi believes that for 2004 its executive officers, directors and 10% stockholders complied with all applicable filing requirements under section 16(a).

                          EXECUTIVE COMPENSATION REPORT

     During  2004,  Valhi's   independent   directors  and  the  MD&C  Committee
administered matters regarding the compensation of Valhi's executive officers.

Valhi ISAs

     During 2004, Valhi paid certain fees to Contran for services provided pursuant to certain ISAs between Contran and Valhi or certain of Valhi's subsidiaries that were not subsidiaries of any of Valhi's publicly held subsidiaries (the "Valhi ISAs"). Such services provided under the Valhi ISAs included the services of all of Valhi's executive officers.

     Contran  annually  determines  the  aggregate  fee to charge  Valhi and its subsidiaries based on (i) an estimate of the amount of time each Contran employee that performs services for Valhi and its subsidiaries will spend on such services over the year and (ii) Contran's cost related to such employee, which includes the employee's base salary, incentive compensation and an overhead component that takes into account other employment costs, including medical benefits, unemployment and disability insurance and pension costs and other costs of providing an office, equipment and supplies related to the provision of such services. The portion of the annual charge Valhi pays under the Valhi ISAs for the services of any particular individual is capped at $1.0 million to enhance Valhi's ability to deduct such charge for federal income tax purposes. The amount of the fee Valhi paid in 2004 under the Valhi ISAs for a person who provided services to Valhi or its subsidiaries represents, in management's view, the reasonable equivalent of "compensation" for such services. It is also management's view that the proposed aggregate charge to Valhi under the Valhi ISAs is fair to Valhi and its stockholders. See "Certain Relationships and Transactions--Intercorporate Services Agreements" for the aggregate amount Valhi paid to Contran in 2004 under such ISAs. For each named executive officer that was a Contran employee in 2004, the portion of the annual charge Valhi paid in 2004 to Contran under the Valhi ISAs attributable to the services of such executive officer is set forth in footnote (3) to the summary compensation table in this proxy statement. The amounts charged under the Valhi ISAs are not dependent upon Valhi's financial performance.

     Based upon the independent directors' review of Contran's ISA allocation process and documentation as to how Contran determines the necessary personnel, the estimated number of full time employees that are required to provide services and the cost of such services under the Valhi ISAs and their related discussions with management, the independent directors agreed that such aggregate 2004 charge from Contran under the Valhi ISAs was fair and reasonable to Valhi and its stockholders. In making such determination, the independent directors relied on their collective business experience and judgment.

Common Stock Based Compensation

     In 2004, the MD&C Committee administered matters regarding the Common Stock based compensation of Valhi's executive officers. In 2004, however, management did not recommend any Common Stock based compensation, and the MD&C Committee did not grant any such compensation to any executive officers. The MD&C Committee does not currently anticipate granting Common Stock based compensation to anyone in 2005 other than annual grants of stock to the nonemployee directors. See "Compensation of Directors and Executive Officers and Other Information -- Compensation of Directors."

Deductibility of Compensation

     Section 162(m) of the Code generally disallows a tax deduction to public companies for non-performance based compensation over $1.0 million paid to the company's chief executive officer and four other most highly compensated executive officers. It is Valhi's general policy to structure the performance-based portion of the compensation of its executive officers in a manner that enhances Valhi's ability to deduct fully such compensation.

     The following individuals, in the capacities indicated, hereby submit the foregoing report.

     Norman S. Edelcup                          Dr. Thomas E. Barry
     Chairman of the MD&C Committee and         Member of the MD&C Committee and
     Independent Director                       Independent Director

     W. Hayden McIlroy
     Independent Director

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     Relationships with Related Parties. As set forth under "Security Ownership," Harold C. Simmons, through Contran, may be deemed to control Valhi. Valhi and other entities that may be deemed to be controlled by or affiliated with Mr. Simmons sometimes engage in (a) intercorporate transactions such as guarantees, management and expense sharing arrangements, shared fee arrangements, tax sharing agreements, joint ventures, partnerships, loans, options, advances of funds on open account and sales, leases and exchanges of assets, including securities issued by both related and unrelated parties and
(b) common investment and acquisition strategies, business combinations, reorganizations, recapitalizations, securities repurchases and purchases and sales (and other acquisitions and dispositions) of subsidiaries, divisions or other business units, which transactions have involved both related and unrelated parties and have included transactions that resulted in the acquisition by one related party of an equity interest in another related party. Valhi periodically considers, reviews and evaluates and understands that Contran and related entities periodically consider, review and evaluate such transactions. Depending upon the business, tax and other objectives then relevant, it is possible that Valhi might be a party to one or more of such transactions in the future. In connection with these activities Valhi may consider issuing additional equity securities or incurring additional indebtedness. Valhi's acquisition activities have in the past and may in the future include participation in acquisition or restructuring activities conducted by other companies that may be deemed to be controlled by Mr. Simmons. It is the policy of Valhi to engage in transactions with related parties on terms, in the opinion of Valhi, no less favorable to Valhi than could be obtained from unrelated parties.

     Certain directors or executive officers of Contran, CompX, Keystone, Kronos Worldwide, NL or TIMET also serve as directors or executive officers of Valhi. Such relationships may lead to possible conflicts of interest. These possible conflicts of interest may arise from the duties of loyalty owed by persons acting as corporate fiduciaries to two or more companies under circumstances in which such companies may have adverse interests. No specific procedures are in place that govern the treatment of transactions among Valhi and its related entities, although such entities may implement specific procedures as appropriate for particular transactions. In addition, under applicable principles of law, in the absence of stockholder ratification or approval by directors who may be deemed disinterested, transactions involving contracts among companies under common control must be fair to all companies involved. Furthermore, directors owe fiduciary duties of good faith and fair dealing to all stockholders of the companies for which they serve.

     Intercorporate Services Agreements. Valhi and certain related companies have entered into ISAs. Under the ISAs, employees of one company will provide certain services, including executive officer services, to the other company on a fee basis. The services rendered under the ISAs may include executive, management, financial, internal audit, accounting, tax, legal, insurance, risk management, treasury, aviation, human resources, technical, consulting, administrative, office, occupancy and other services as required from time to time in the ordinary course of the recipient's business. The fees paid pursuant to the ISAs are generally based upon an estimate of the time devoted by employees of the provider of the services to the affairs of the recipient and the employer's cost related to such employees, which includes the employees' cash compensation and an overhead component that takes into account other employment costs of the employees. Each of the ISAs in their current form extends on a quarter-to-quarter basis, generally subject to the termination by either party pursuant to a written notice delivered 30 days prior to the start of the next quarter. Because of the large number of companies affiliated with Contran and Valhi, Valhi believes it benefits from cost savings and economies of scale gained by not having certain management, financial and administrative staffs duplicated at each entity, thus allowing certain individuals to provide services to multiple companies but only be compensated by one entity. With respect to a publicly held company that is a party to an ISA, the ISA and the related aggregate annual charge is reviewed and approved by the independent directors of the company.

     Under the ISA between Contran and Valhi, Valhi paid Contran fees of approximately $4.1 million for services provided in 2004. Valhi anticipates paying Contran fees of approximately $3.8 million for services to be provided under this ISA in 2005.

     Under the ISA between Contran and Kronos Worldwide, Kronos Worldwide paid Contran fees of approximately $4.4 million for its services in 2004. Kronos Worldwide anticipates paying Contran fees of approximately $5.8 million for services to be provided under this ISA in 2005. Kronos Worldwide also pays director fees and expenses directly to Messrs. Glenn and Harold Simmons and Watson for their services as Kronos Worldwide directors.

     Under the ISA between Contran and NL, NL paid Contran fees of approximately $3.6 million for services provided in 2004. NL anticipates paying Contran fees of approximately $4.2 million for services to be provided under this ISA in 2005. NL also pays director fees and expenses directly to Messrs. Glenn and Harold Simmons and Watson for their services as NL directors.

     Under the ISA between Contran and CompX, CompX paid Contran fees of approximately $2.3 million for services provided in 2004. CompX anticipates paying Contran fees of approximately $2.6 million for services to be provided under this ISA in 2005. CompX also pays director fees and expenses directly to Messrs. Glenn Simmons and Watson for their services as CompX directors.

     Under the ISA among Contran, Tremont and TIMET, in 2004 TIMET paid Contran fees of approximately $1.2 million in 2004, representing the net cost of Contran services provided to TIMET of approximately $1.3 million less approximately $0.1 million for TIMET services provided to Tremont and NL, and Tremont and NL paid Contran fees of approximately $0.1 million for such services. In 2005, TIMET anticipates paying Contran fees of approximately $1.4 million, which represents the net cost of Contran services to be provided to TIMET of approximately $1.5 million less approximately $0.1 million for TIMET services to be provided to Tremont and NL, and Tremont and NL expect to pay Contran fees of approximately $0.1 million for such services. TIMET also pays director fees and expenses directly to Messrs. Glenn and Harold Simmons and Watson for their services as TIMET directors.

     Under the ISA between Contran and WCS, WCS paid Contran fees of approximately $1.0 million for such services provided in 2004. WCS anticipates paying Contran fees of approximately $1.2 million for services to be provided under this ISA in 2005.

     Under the ISA between Contran and Tremont, Tremont paid Contran fees of approximately $0.4 million for such services provided in 2004. Tremont anticipates paying Contran fees of approximately $0.6 million for services to be provided under this ISA in 2005.

     Under the ISA between Contran and Medite Corporation, an indirect wholly owned subsidiary of Valhi ("Medite"), Medite paid Contran fees of approximately $0.2 million for such services provided in 2004. Medite anticipates paying Contran fees of approximately $0.2 million for services to be provided under this ISA in 2005.

     Under separate ISAs between Contran and each of Tall Pines Insurance Company ("Tall Pines"), Amcorp, Inc. and Amalgamated Research, Inc., each wholly owned subsidiaries of Valhi, these subsidiaries paid Contran in the aggregate fees of $89,000 for such services provided under these ISAs in 2004. These three subsidiaries anticipate paying Contran in the aggregate fees of $106,000 for services to be provided under these ISAs in 2005.

     Loans between Related Parties. In 2001, a wholly owned subsidiary of NL Environmental Management Services, Inc. ("EMS"), a majority owned subsidiary of NL, loaned $20 million to one of the Trusts, the Harold C. Simmons Family Trust No. 2 ("Family Trust No. 2"), under a $25 million revolving credit agreement (the "EMS Loan"). Special independent committees of NL's and EMS' boards of directors approved the loan. The loan bears interest at the prime rate (5.25% at December 31, 2004), is due on demand with sixty days notice and is collateralized by 13,749 shares, or approximately 35%, of Contran's outstanding class A voting common stock and 5,000 shares, or 100%, of Contran's series E cumulative preferred stock, both of which are owned by the Family Trust No. 2. The value of this collateral is dependent in part on the value of Valhi as Contran's interest in Valhi is one of Contran's more substantial assets. At December 31, 2004, the outstanding loan balance under the revolving credit agreement was $10.0 million, and $15.0 million was available for the Family Trust No. 2 to borrow.

     From time to time, other loans and advances are made between Valhi and various related parties pursuant to term and demand notes. These loans and advances are entered into principally for cash management purposes. When Valhi loans funds to related parties, the lender is generally able to earn a higher rate of return on the loan than the lender would earn if the funds were invested in other instruments. While certain of such loans may be of a lesser credit quality than cash equivalent instruments otherwise available to Valhi, Valhi believes that it has evaluated the credit risks involved, and that those risks are reasonable and reflected in the terms of the applicable loans. When Valhi borrows from related parties, it is generally able to pay a lower rate of interest than it would pay if it borrowed from other parties.

     During 2004, Valhi borrowed varying amounts from Contran and Contran borrowed varying amounts from Valhi pursuant to demand notes. Such unsecured borrowings bore interest at the prime rate less 0.5%.

     Interest income on all loans to unconsolidated related parties was $0.6 million in 2004 (which includes the EMS Loan). Interest expense on all loans from unconsolidated related parties was $0.1 million in 2004.

     Insurance Matters. Contran and Valhi participate in a combined risk management program. Pursuant to the program, Contran and certain of its subsidiaries and affiliates, including Valhi and certain of its subsidiaries and affiliates, purchase certain of their insurance policies as a group, with the costs of the jointly owned policies being apportioned among the participating companies. Tall Pines, including Valmont Insurance Company that merged into Tall Pines in December 2004, and EWI RE, Inc. ("EWI") provide for or broker these insurance policies. Tall Pines is a captive insurance company wholly owned by Valhi, and EWI is a reinsurance brokerage and risk management firm wholly owned by NL. A son-in-law of Harold C. Simmons serves as EWI's chairman of the board and chief executive officer and is compensated as an employee of EWI. Consistent with insurance industry practices, Tall Pines and EWI receive commissions from insurance and reinsurance underwriters for the policies that they provide or broker.

     With respect to certain of such jointly owned insurance policies, it is possible that unusually large losses incurred by one or more insureds during a given policy period could leave the other participating companies without adequate coverage under that policy for the balance of the policy period. As a result, Contran and certain of its subsidiaries or affiliates, including Valhi, have entered into a loss sharing agreement under which any uninsured loss is shared by those entities who have submitted claims under the relevant policy. Valhi believes the benefits in the form of reduced premiums and broader coverage associated with the group coverage for such policies justify the risks associated with the potential for any uninsured loss.

     During 2004, Contran and its related parties paid premiums of approximately $15.1 million for policies Tall Pines provided or EWI brokered, including approximately $13.0 million paid by Valhi, CompX, Kronos Worldwide, NL and TIMET and their subsidiaries and Louisiana Pigment Company, L.P., a partnership of which subsidiaries of Kronos Worldwide and Huntsman LLC each own 50% ("LPC"). These amounts principally included payments for reinsurance and insurance premiums paid to unrelated third parties, but also included commissions paid to Tall Pines and EWI. In Valhi's opinion, the amounts that Valhi, its subsidiaries and LPC paid for these insurance policies and the allocation among Valhi and its affiliates of relative insurance premiums are reasonable and at least as favorable to those they could have obtained through unrelated insurance companies or brokers. Valhi expects that these relationships with Tall Pines and EWI will continue in 2005.

     Tax Matters. Valhi and its qualifying subsidiaries are members of the consolidated U.S. federal tax return of which Contran is the parent company (the "Contran Tax Group"). Prior to October 1, 2004, CompX was a separate U.S. federal income taxpayer and was not a member of the Contran Tax Group. On October 1, 2004, as a result of the formation of CGI by NL and TFMC, CompX and its qualifying subsidiaries became members of the Contran Tax Group and CompX entered into a tax sharing agreement with NL and Contran.

     As a member of the Contran Tax Group and pursuant to certain tax sharing agreements, each of the members and its qualifying subsidiaries compute provisions for U.S. income taxes on a separate company basis using tax elections made by Contran. Pursuant to the tax sharing agreements and using tax elections made by Contran, each of the parties makes payments or receives payments in amounts it would have paid to or received from the U.S. Internal Revenue Service had it not been a member of the Contran Tax Group but instead had been a separate taxpayer. Refunds are generally limited to amounts previously paid under the respective tax sharing agreement.

     Valhi, CompX, Kronos Worldwide and NL are also a part of consolidated tax returns filed by Contran in certain U.S. state jurisdictions. For such consolidated state tax returns, intercompany allocations of state tax provisions are computed on a separate company basis using tax elections made by Contran. As a result, Valhi, CompX, Kronos Worldwide and NL make payments or receive payments in the amounts that would have been paid to or received from the respective state tax authority had they not been a part of the consolidated state tax return.

     Under certain circumstances, tax regulations could require Contran to treat items differently than Valhi, CompX, Kronos Worldwide or NL would have treated them on a stand alone basis. In 2004, pursuant to its tax sharing agreement with Contran and consolidated state tax returns, Valhi did not make or receive any payments.

                                PERFORMANCE GRAPH

     Set forth below is a line graph comparing the yearly change in the cumulative total stockholder return on Common Stock against the cumulative total return of the S&P 500 Index and the S&P 500 Industrial Conglomerates Index for the period of five fiscal years commencing December 31, 1999 and ending December 31, 2004. The graph shows the value at December 31 of each year assuming an original investment of $100 and the reinvestment of dividends to stockholders.

         Comparison of Cumulative Return Among Valhi, Inc. Common Stock, the S&P 500 Index and the S&P 500 Industrial Conglomerates Index

                          [PERFORMANCE GRAPH OMITTED]

                                                December 31,
                               -----------------------------------------------
                                1999    2000    2001    2002    2003    2004
                               ------  ------  ------  ------  ------  -------
Valhi, Inc.................     $100    $112    $126   $  84    $155    $169

S&P 500 Index..............      100      91      80      62      80      89

S&P 500 Industrial
  Conglomerates Index......      100     101      90      54      72      87


                             AUDIT COMMITTEE REPORT

     The audit committee of the Board of Directors is comprised of three directors and operates under a written charter adopted by the Board of Directors. All members of the audit committee meet the independence standards established by the Board of Directors and the NYSE and promulgated by the SEC under the Sarbanes-Oxley Act of 2002. The audit committee charter is available on Valhi's website at www.valhi.net under the corporate governance section.

     Valhi's management is responsible for, among other things, preparing its consolidated financial statements in accordance with accounting principles generally accepted in the United States of America ("GAAP"), establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)) and evaluating the effectiveness of such internal control over financial reporting. The independent auditor is responsible for auditing Valhi's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for expressing an opinion on the conformity of the financial statements with GAAP. The independent auditor is also responsible for auditing Valhi's internal control over financial reporting in accordance with such standards and for expressing an opinion on (i) management's assessment of the effectiveness of its internal control over financial reporting and (ii) the effectiveness of its internal control over financial reporting. The audit committee assists the Board of Directors in fulfilling its responsibility to oversee management's implementation of Valhi's financial reporting process. In its oversight role, the audit committee reviewed and discussed the audited financial statements with management and with PricewaterhouseCoopers LLP ("PwC"), Valhi's independent auditor for 2004. The audit committee also reviewed and discussed internal control over financial reporting with management and with PwC.

     The audit committee met with PwC and discussed any issues deemed significant by the independent auditor, including the required matters to be discussed by Statement of Auditing Standards No. 61, Communication with Audit
Committee, as amended. PwC has provided to the audit committee written disclosures and the letter required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, and the audit committee discussed with PwC that firm's independence. The audit committee also concluded that PwC's provision of non-audit services to Valhi and its affiliates is compatible with PwC's independence.

     Based upon the foregoing considerations, the audit committee recommended to the Board of Directors that Valhi's audited financial statements be included in its Annual Report on Form 10-K for 2004.

     Members of the audit committee of the Board of Directors respectfully submit the foregoing report.

     Norman S. Edelcup                           Dr. Thomas E. Barry
     Chairman of the Audit Committee             Member of the Audit Committee

     W. Hayden McIlroy
     Member of the Audit Committee

                           INDEPENDENT AUDITOR MATTERS

     Independent Auditor. PwC served as Valhi's independent auditor for the year ended December 31, 2004. Valhi's audit committee has appointed PwC to review Valhi's quarterly unaudited consolidated financial statements to be included in its Quarterly Reports on Form 10-Q for the first three quarters of 2005. Valhi expects PwC will be considered for appointment to audit Valhi's annual consolidated financial statements and internal control over financial reporting for the year ending December 31, 2005. Representatives of PwC are not expected to attend the Meeting.

     Fees Paid to PwC. The following table shows the aggregate fees PwC has billed or is expected to bill to Valhi and its subsidiaries for services rendered for 2003 and 2004.


                                                                             Audit
                                              Audit         Related           Tax         All Other
             Entity (1)                       Fees (2)        Fees (3)       Fees (4)       Fees (5)         Total
---------------------------------------    -------------  --------------  -------------  -------------  -------------
Valhi and Subsidiaries
    2003...............................    $     295,000  $   20,325      $      -0-     $      -0-     $   315,325
    2004...............................    $     467,000  $    9,500      $      -0-     $      -0-     $   476,500

NL and Subsidiaries
    2003...............................          420,401       57,183            -0-            -0-         477,584
    2004...............................          363,335       40,050            -0-            -0-         403,385

Kronos Worldwide and Subsidiaries
    2003...............................          891,709       73,773        124,873            -0-       1,090,355
    2004...............................        2,571,259       20,236         51,735            -0-       2,643,230

CompX and Subsidiaries
    2003...............................          447,251       62,644         44,900         25,810         580,605
    2004...............................          898,179       62,860         22,881         11,334         995,254

TIMET and Subsidiaries (6)
    2003...............................          552,000       24,600         44,300            -0-         620,900
    2004...............................        2,159,300       31,500         39,100            -0-       2,229,900

Total
    2003...............................    $   2,606,361  $   238,525     $  214,073     $   25,810     $ 3,084,769
    2004...............................    $   6,459,073  $   164,146     $  113,716     $   11,334     $ 6,748,269


--------------------

(1)  Fees are reported without duplication.

(2)  Fees for the following services:

     (a) audits of consolidated year-end financial statements for each year and audit of internal control over financial reporting for 2004;
     (b) reviews of the unaudited quarterly financial statements appearing in Forms 10-Q for each of the first three quarters of each year;
     (c) consents and assistance with registration statements filed with the SEC;
     (d) normally provided statutory or regulatory filings or engagements for each year; and
     (e) the estimated out-of-pocket costs PwC incurred in providing all of such services for which PwC is reimbursed.

(3) Fees for assurance and related services reasonably related to the audit or review of financial statements for each year. These services included employee benefit plan audits, accounting consultations and attest services concerning financial accounting and reporting standards and advice concerning internal controls.

(4)  Permitted fees for tax compliance, tax advice and tax planning services.

(5) Fees for all services not described in the other categories. For 2003, the disclosed fees include fees for an annual software license and maintenance and an agreed upon procedures report for the Dutch government related to a CompX employee severance plan. For 2004, the disclosed fees include fees for consultations relative to the disposition of CompX's Thomas Regout operations in Europe and research and development claims.

(6)  Valhi accounts for its interest in TIMET by the equity method.

     Preapproval Policies and Procedures. On February 24, 2005, the audit committee adopted an amended and restated preapproval policy, a copy of which is attached as Appendix A to this proxy statement, with respect to preapproving engagements of PwC to perform audit or nonaudit services on behalf of Valhi or any of its subsidiaries other than Valhi's publicly held subsidiaries and their respective subsidiaries. As of May 6, 2003, the audit committee became responsible for preapproving every engagement of PwC to perform such services. Since May 6, 2003, the audit committee has preapproved the engagement of PwC for all such services.

                                  OTHER MATTERS

     The Board of Directors knows of no other business that will be presented for consideration at the Meeting. If any other matters properly come before the Meeting, the persons designated as agents in the enclosed proxy card or voting instruction form will vote on such matters in accordance with their reasonable judgment.

   STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR THE 2006 ANNUAL MEETING

     Stockholders may submit proposals on matters appropriate for stockholder action at Valhi's annual stockholder meetings, consistent with rules adopted by the SEC. Valhi must receive such proposals not later than December 20, 2005 to be considered for inclusion in the proxy statement and form of proxy card relating to the Annual Meeting of Stockholders in 2006. Valhi's bylaws require that the proposal must set forth a brief description of the proposal, the name and address of the proposing stockholder as they appear on Valhi's books, the number of shares of Common Stock the stockholder holds and any material interest the stockholder has in the proposal.

     The Board of Directors will consider the director nominee recommendations of Valhi stockholders. Valhi's bylaws require that a nomination set forth the name and address of the nominating stockholder, a representation that the stockholder will be a stockholder of record entitled to vote at the annual stockholder meeting and intends to appear in person or by proxy at the meeting to nominate the nominee, a description of all arrangements or understandings between the stockholder and the nominee (or other persons pursuant to which the nomination is to be made), such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC and the consent of the nominee to serve as a Valhi director if elected.

     The Board of Directors has no specific minimum qualifications for director candidates. The Board of Directors will consider a potential director nominee's ability to satisfy the need, if any, for any required expertise on the Board of Directors or one of its committees. Historically, Valhi's management has recommended director nominees to the Board of Directors. Because under the NYSE listing standards Valhi may be deemed to be a controlled company, the Board of Directors believes that additional policies or procedures with regard to the consideration of director candidates recommended by its stockholders are not appropriate.

     For proposals or director nominations to be brought at the 2006 Annual Meeting of Stockholders but not included in the proxy statement for such meeting, Valhi's bylaws require that the proposal or nomination must be delivered or mailed to the principal executive offices of Valhi in most cases no later than March 6, 2006. Proposals and nominations should be addressed to:
Corporate Secretary, Valhi, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697.

                   COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     Stockholders who wish to communicate with the Board of Directors may do so through the following procedures. Stockholder communications not involving complaints or concerns regarding accounting, internal accounting controls and auditing matters related to Valhi ("Accounting Complaints or Concerns") may be sent to the attention of Valhi's corporate secretary at Valhi, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697. Stockholder communications that relate to matters that are within the scope of the responsibilities of the Board of Directors and its committees, or summaries of such communications, will be forwarded to the chairman of the audit committee.

     Accounting Complaints or Concerns, which may be made anonymously, should be sent to the attention of Valhi's general counsel with a copy to Valhi's chief financial officer at the same address as the corporate secretary. Accounting Complaints or Concerns will be forwarded to the chairman of the audit committee. Valhi will keep Accounting Complaints or Concerns confidential and anonymous, to the extent feasible, subject to applicable law. Information contained in an Accounting Complaint or Concern may be summarized, abstracted and aggregated for purposes of analysis and investigation.

                         2004 ANNUAL REPORT ON FORM 10-K

     A copy of Valhi's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the SEC, is included as part of the annual report mailed to Valhi's stockholders with this proxy statement. This Annual Report on Form 10-K may also be accessed on Valhi's website at www.valhi.net.

                                ADDITIONAL COPIES

     Pursuant to an SEC rule concerning the delivery of annual reports and proxy statements, a single set of these documents may be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding. Certain beneficial stockholders who share a single address may have received a notice that only one annual report and proxy statement would be sent to that address unless a stockholder at that address gave contrary instructions. If, at any time, a stockholder who holds shares through a broker no longer wishes to participate in householding and would prefer to receive a separate proxy statement and related materials, or if such stockholder currently receives multiple copies of the proxy statement and related materials at his or her address and would like to request householding of Valhi communications, the stockholder should notify his or her broker. Additionally, Valhi will promptly deliver a separate copy of Valhi's 2004 annual report or this proxy statement to any stockholder at a shared address to which a single copy of such documents was delivered, upon the written or oral request of the stockholder.

     To obtain copies of Valhi's 2004 annual report or this proxy statement without charge, please mail your request to the attention of A. Andrew R. Louis, Corporate Secretary, at Valhi, Inc., Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas 75240-2697, or call him at 972.233.1700.

                                               VALHI, INC.



                                               Dallas, Texas
                                               April 19, 2005

                                   Appendix A

                                   VALHI, INC.

                       AUDIT COMMITTEE PREAPPROVAL POLICY

                  AMENDED AND RESTATED AS OF FEBRUARY 24, 2005

                                ----------------


                      Section 1. -- Statement of Principles

     The Audit Committee is required, subject to any de-minimus exceptions permitted by applicable law or regulation, to preapprove the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services do not impair the auditors' independence.

     This Policy applies to services provided by the accounting firm that serves Valhi, Inc. and its subsidiaries (the "Company") as its primary independent auditor, and any international affiliates thereof.

     Unless a type of service to be provided by the independent auditor is subject to preapproval under Sections 3 or 4 of this Policy, it will require specific preapproval by the Audit Committee under Section 2 of this Policy. In addition, any proposed services subject to preapproval under Section 3 of this Policy that exceeds the applicable preapproved fee level will also require preapproval under either Section 2 or Section 4 of this Policy. Notwithstanding the foregoing, the preapproval requirements under this Policy are waived with respect to the provision of permitted non-Audit Services to the extent allowed by applicable law or regulation.

                       Section 2. -- Specific Preapproval

     Subject to Sections 4 and 5 of this Policy, the following describes the Audit and Audit-related services to be provided by the independent auditor that must have the specific preapproval of the Audit Committee before the independent auditor can be engaged:

     o Annual audits of the consolidated financial statements of the Company, attestation services associated with the Company's system of internal control over financial reporting and other services associated with the Company's Annual Report on Form 10-K;
     o Quarterly review procedures associated with the Company's unaudited interim consolidated financial statements and other services associated with the Company's Quarterly Reports on Form 10-Q;
     o Services associated with registration statements filed by the Company with the Securities and Exchange Commission ("SEC"), including responding to SEC comment letters and providing comfort letters;
     o Statutory audits or annual audits of the annual financial statements of subsidiaries of the Company;
     o Quarterly review procedures of the interim financial statements of subsidiaries of the Company;
     o Services associated with potential business acquisitions/dispositions involving the Company;
     o Any other services provided to the Company not specifically described above or in Section 3 of this Policy; and
     o Any material changes in terms, conditions or fees with respect to the foregoing resulting from changes in audit scope, Company structure or other applicable matters.

                  Section 3. -- Other Categories of Preapproval

     Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and that are traditionally performed by the independent auditor. The Audit Committee believes that the provision of all of the services described below does not impair the independence of the auditor and is consistent with the SEC's rules on auditor independence.

     Subject to Section 5 of this Policy, the following Audit, Audit-related, Tax and All Other services to be provided by the independent auditor will have the preapproval of the Audit Committee, subject to the limitation that the aggregate fees for such services provided by the independent auditor in any calendar year may not exceed the limits established by the Audit Committee. The Audit Committee will periodically revise the list of pre-approved services and the fee limitation based on subsequent determinations as it deems appropriate.

     o    Audit Services:

          o Consultations with the Company's management as to the accounting and/or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations of the SEC, the Financial Accounting Standards Board, the Public Company Accounting Oversight Board or other applicable domestic or international regulatory or standard-setting bodies; and
          o Assistance with responding to SEC comment letters received by the Company other than in connection with a registration statement filed with the SEC.

     o    Audit-related Services:

          o Consultations with the Company's management as to the accounting and/or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations of the SEC, the Financial Accounting Standards Board, the Public Company Accounting Oversight Board or other applicable domestic or international regulatory or standard-setting bodies (note, under SEC rules, some consultations may be "audit" rather than "audit-related").
          o    Financial  statement  audits  of  employee  benefit  plans of the
               Company;
          o Agreed-upon or expanded audit procedures related to the Company's accounting records required to respond to or comply with financial, accounting, legal, regulatory or contractual reporting requirements; and
          o Internal control reviews and assistance with internal control reporting requirements of the Company (to the extent permitted by applicable rule or regulation).

     o    Tax Services:

          o Consultations with the Company's management as to the tax treatment of transactions or events and/or the actual or potential tax impact of final or proposed laws, rules and regulations in U.S. federal, state and local and international jurisdictions;
          o Consultations with the Company's management related to compliance with existing or proposed tax laws, rules and regulations in U.S. federal, state and local and international jurisdictions;
          o Assistance in the preparation of and review of the Company's U.S. federal, state and local and international income, franchise and other tax returns;
          o Assistance with tax inquiries, audits and appeals of the Company before the U.S. Internal Revenue Service and similar state, local and international agencies;
          o Consultations with the Company's management regarding domestic and international statutory, regulatory or administrative tax developments;
          o    Transfer pricing and cost segregation studies of the Company; and
               o Expatriate tax assistance and compliance for the Company and its employees.

     o    Other Services:

          o Assistance with corporate governance matters (including preparation of board minutes and resolutions) and assistance with the preparation and filing of documents (such as paperwork to register new companies or to de-register existing companies) involving the Company with non-U.S. governmental and regulatory agencies, provided, however, that the non-U.S. jurisdiction in which such services are provided does not require that the individual providing such service be licensed, admitted or otherwise qualified to practice law.

     Any services provided by the independent auditor under this Section of the Policy shall be reported to the full Audit Committee by an officer of the Company at the first meeting of the Audit Committee held subsequent to the engagement of the independent auditor to provide such services. Such report shall include detailed back-up documentation provided by the independent auditor regarding the services provided.

                            Section 4. -- Delegation

     Subject to Section 5 of this Policy, the Audit Committee has delegated preapproval authority to the Audit Committee Chairman or his/her designee for
(i) any proposed services described in Section 3 of this Policy to the extent that the aggregate fees for such services provided by the independent auditor during the then-current calendar year has exceeded the limits established by the Audit Committee or (ii) any other proposed services that are not described in
Section 3 of this Policy that the Audit Committee Chairman or his/her designee determines to be appropriate or necessary. The Chairman or his/her designee shall report any pre-approval decisions under this Section 4 of the Policy to the full Audit Committee at the first meeting of the Audit Committee held subsequent to such pre-approval decision. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

                   Section 5. -- Prohibited Non-Audit Services

     The following is a list of non-audit services for which the independent auditor is prohibited from providing to the Company under the terms of the SEC's rules on auditor independence, or otherwise:

     o Bookkeeping or other services related to the accounting records or financial statements of the Company;
     o    Financial information systems design and implementation;
     o Appraisal or valuation services, fairness opinions or contribution-in-kind reports;
     o    Actuarial services;
     o    Internal audit outsourcing services;
     o    Management functions;
     o    Human resources;
     o    Broker, dealer, investment adviser or investment banking services;
     o Any service for which no fee would be charged unless a specified finding or result is obtained, or in which the amount of the fee is otherwise dependent upon the finding or result of such service (other than any such fee which is fixed by a court of competent authority or other public authorities and not dependent on a finding or result);
     o Any tax service involving (i) a listed transaction within the meaning of 26 C.F.R. ss. 1.6011.1-4(b)(2) or (ii) a confidential transaction within the meaning of 26 C.F.R. ss. 1.6011.1-4(b)(3), or that would be a confidential transaction within the meaning of 26 C.F.R. ss. 1.6011.1-4(b)(3) if the fee for the transaction were equal to or more than the minimum fee described in 26 C.F.R. ss. 1.6011.1-4(b)(3);
     o Legal services to the extent that the jurisdiction in which such services are provided requires that the individual providing such service be licensed, admitted or otherwise qualified to practice law; and
     o    Expert services unrelated to the audit.

                            Section 6. -- Procedures

     Applications to provide services that require preapproval by the Audit Committee under Section 2 of this Policy, or that require preapproval of the Chairman of the Audit Committee or his/her designee under Section 4 of this Policy, must be made by an auditor in writing. Such an application, which shall include detailed back-up documentation provided by the independent auditor regarding the services provided, shall be submitted to the Audit Committee or the Chairman of the Audit Committee, as applicable, for final resolution.

                        Section 7. -- Engagement Letters

     Engagement of the independent auditor under this Policy to provide the following services must be evidenced pursuant to a written engagement letter with the independent auditor that must at least be signed by the Chairman of the Audit Committee or his/her designee:

     o Annual audits of the consolidated financial statements of the Company, attestation services associated with the Company's system of internal control over financial reporting and other services associated with the Company's Annual Report on Form 10-K;
     o Quarterly review procedures associated with the Company's unaudited interim consolidated financial statements and other services associated with the Company's Quarterly Reports on Form 10-Q; and
     o Any engagement for which applicable professional standards of the independent auditor require an engagement letter.

     Any other engagement of the independent auditor under this Policy may be evidenced pursuant to a written engagement letter with the independent auditor, as may be required by the Audit Committee, the Chairman of the Audit Committee or his/her designee, the independent auditor or an officer of the Company. Any such engagement letter may, but is not required to, be signed by the Chairman of the Audit Committee or his/her designee.

                                   VALHI, INC.
                              Three Lincoln Centre
                          5430 LBJ Freeway, Suite 1700
                            Dallas, Texas 75240-2697

--------------------------------------------------------------------------------
Proxy - Valhi, Inc.
--------------------------------------------------------------------------------

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VALHI, INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 26, 2005

The undersigned hereby appoints Steven L. Watson, Robert D. Graham and A. Andrew
R. Louis, and each of them, proxy and attorney-in-fact for the undersigned, with full power of substitution, to vote on behalf of the undersigned at the 2005 Annual Meeting of Stockholders (the "Meeting") of Valhi, Inc., a Delaware corporation ("Valhi"), to be held at Valhi's corporate offices at Three Lincoln Centre, 5430 LBJ Freeway, Suite 1700, Dallas, Texas on Thursday, May 26, 2005, at 10:00 a.m. (local time), and at any adjournment or postponement of the Meeting, all of the shares of common stock, par value $0.01 per share, of Valhi standing in the name of the undersigned or that the undersigned may be entitled to vote on the proposals set forth, and in the manner directed, on this proxy card.


            THIS PROXY MAY BE REVOKED AS SET FORTH IN THE VALHI PROXY
                  STATEMENT THAT ACCOMPANIED THIS PROXY CARD.

The proxies, if this card is properly executed, will vote in the manner directed on this card. If no direction is made, the proxies will vote "FOR" all nominees named on the reverse side of this card for election as directors and, to the extent allowed by applicable law, in the discretion of the proxies as to all other matters that may properly come before the Meeting and any adjournment or postponement thereof.

  PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.
                                SEE REVERSE SIDE.

Valhi, Inc.


[Name]
[Address]


[ ] Mark this box with an X if you have made changes to your name or address details above.

--------------------------------------------------------------------------------
Annual Meeting Proxy Card
--------------------------------------------------------------------------------
A.   Election of Directors

1.   The board of directors recommends a vote FOR the listed nominees.

                                  For          Withhold
01-Thomas E. Barry                [  ]           [  ]
02-Norman S. Edelcup              [  ]           [  ]
03-W. Hayden McIlroy              [  ]           [  ]
04-Glenn R. Simmons               [  ]           [  ]
05-Harold C. Simmons              [  ]           [  ]
06-J. Walter Tucker, Jr.          [  ]           [  ]
07-Steven L. Watson               [  ]           [  ]

B.   Other Matters

The board of directors recommends a vote FOR the following proposal.

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any adjournment or postponement thereof.

        [ ] FOR                  [ ] AGAINST               [ ] ABSTAIN

C. Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

NOTE: Please sign exactly as the name that appears on this card. Joint owners should each sign. When signing other than in an individual capacity, please fully describe such capacity. Each signatory hereby revokes all proxies heretofore given to vote at said Meeting and any adjournment or postponement thereof.


Signature 1 -             Signature 2 -              Date (mm/dd/yyyy)
Please keep signature     Please keep signature
within box                within box


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